                             BELLSOUTH CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (AS AMENDED AND RESTATED NOVEMBER 28, 1994)

                             BELLSOUTH CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               TABLE OF CONTENTS



SECTION 1.  STATEMENT OF PURPOSE . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Active Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ADEA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
BellSouth Corporation; Company . . . . . . . . . . . . . . . . . . . . . . . . 1
Chairman of the Board; President; Board of Directors; Board. . . . . . . . . . 1
Claim Review Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Executive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Former Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Included Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Interchange Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Interchange Company Committee. . . . . . . . . . . . . . . . . . . . . . . . . 2
Lump Sum Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Mandatory Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Net Credited Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Participating Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Participating Company Claim Review Committee . . . . . . . . . . . . . . . . . 2
Participating Company Committee. . . . . . . . . . . . . . . . . . . . . . . . 2
Pension Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Pension Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Predecessor Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Short Term Incentive Award . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Standard Annual Incentive Award. . . . . . . . . . . . . . . . . . . . . . . . 3
Standard Short Term Incentive Award; Standard Award. . . . . . . . . . . . . . 3
Vesting Service Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 3.     ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 4.     BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Mandatory Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Service Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Deferred Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Disability Pension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Benefit Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Computation of Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                       (i)

Benefit Formula. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Special Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Included Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Alternative VEER Benefit Formula . . . . . . . . . . . . . . . . . . . . . . . 9
Minimum Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Early Retirement Discount. . . . . . . . . . . . . . . . . . . . . . . . . . .10
Deferred Benefit Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Automatic Survivor Annuity . . . . . . . . . . . . . . . . . . . . . . . . . .11
Minimum Survivor Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Special Increases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Monthly Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Duration of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Treatment During Subsequent Employment . . . . . . . . . . . . . . . . . . . .13

SECTION 5.    DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . .13

Eligibility and Administration . . . . . . . . . . . . . . . . . . . . . . . .13
Source of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

SECTION 6.    GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .14

Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Rights to Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Involuntary Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Assignment or Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Determination of Eligibility . . . . . . . . . . . . . . . . . . . . . . . . .15
Option During Disability . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Break in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Leaves of Absence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Special Classification . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Amounts Accrued Prior to Death . . . . . . . . . . . . . . . . . . . . . . . .16
Payments to Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Claims Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Damage Claims or Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Judgment or Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Payment Under Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Plan Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

SECTION 7.    INTERCHANGE OF BENEFIT OBLIGATION. . . . . . . . . . . . . . . .17

SECTION 8.    PLAN MODIFICATION. . . . . . . . . . . . . . . . . . . . . . . .18


                                     (ii)

                             BELLSOUTH CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

SECTION 1.     STATEMENT OF PURPOSE

The purpose of the BellSouth Corporation Supplemental Executive Retirement Plan is to provide supplementary pension payments, commencing January 1, 1984, to Executives and certain other employees of BellSouth Corporation and certain subsidiaries of BellSouth Corporation, hereinafter referred to as Participants, who retire or terminate from service, or in the event of death, to their annuitant. These pension and death benefits are predicated on a percent of the Participant's Included Earnings, offset by retirement benefits payable from the Pension Plan and actual Primary Social Security benefits.

SECTION 2.     DEFINITIONS

1. The term "ACTIVE SERVICE" shall mean active employment but includes any time the Participant was absent on account of disability and receiving sickness or accident disability benefits under his or her Company's or any Participating Company's Sickness and Accident Disability Plan.

2. The term "ADEA" shall mean the Age Discrimination in Employment Act of 1967, as amended from time to time.

3. The word "AFFILIATE" shall mean any corporation, other than BellSouth Corporation (or a Participating Company), which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as BellSouth Corporation and any trade or business (whether or not incorporated) which is under common control with BellSouth Corporation within the meaning of Code Section 414(c).

4. The words "BELLSOUTH CORPORATION" and "COMPANY" shall mean BellSouth Corporation, a Georgia corporation, or its successors.

5. The words "CHAIRMAN OF THE BOARD", "PRESIDENT" and "BOARD OF DIRECTORS" or "BOARD" shall mean the Chairman of the Board of Directors, President and Board of Directors, respectively, of the Company.

6. The term "CLAIM REVIEW COMMITTEE" shall have the same meaning as is attributed to such term under the Pension Plan.

7. The word "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

8. The word "COMMITTEE" shall mean the Employees' Benefit Committee appointed by the Company to administer the Pension Plan.

9. The term "EXECUTIVE" shall mean an employee on the active roll of any Participating Company on or after January 1, 1984 who holds a position that a Participating Company's Board of Directors has designated to be within that company's executive compensation group.

10. The term "FORMER AFFILIATE" shall have the same meaning as is attributed to such term under the Pension Plan.

11. The term "INCLUDED EARNINGS" shall have the meaning ascribed to such term in Section 4.4(a)(ii) of this Plan.

12. The term "INTERCHANGE COMPANY" shall have the same meaning as is attributed to such term under the Pension Plan.

13. The term "INTERCHANGE COMPANY COMMITTEE" shall mean the Employees' Benefit Committee appointed by the Interchange Company to administer the Interchange Company Management Pension Plan.

14. The term "LUMP SUM PAYMENTS" shall mean those lump sum payments and other special payments paid annually to a Participant other than an Executive which are included in the calculation of pension benefits under the Pension Plan.

15.  The term "MANDATORY RETIREMENT AGE" shall have the same meaning as is     #
     attributed to such term under the Pension Plan.                           #

16.  The term "NET CREDITED SERVICE", except as expressly limited or           %
     otherwise provided in this Plan, shall have the same meaning as is        |
     attributed to such term under the Pension Plan and shall be interpreted % in the same manner as that term is interpreted for purposes of the Pension Plan.

17. The term "PARTICIPANTS" shall mean all Executives as defined herein, as well as all other employees designated by the Chief Executive Officer of *
     BellSouth Corporation or his or her delegated representative.             *

18. The term "PARTICIPATING COMPANY" shall mean BellSouth Corporation, and each subsidiary of BellSouth Corporation which shall have determined with the concurrence of the Committee to participate in the Plan.

19. The term "PARTICIPATING COMPANY CLAIM REVIEW COMMITTEE" shall mean a committee appointed by a Participating Company, other than BellSouth Corporation, having the powers and authorities of the Claim Review Committee with respect to Participants from such Participating Company.

20. The term "PARTICIPATING COMPANY COMMITTEE" shall mean the Employees' Benefit Committee appointed by each Participating Company, other than BellSouth Corporation, to administer the Pension Plan in such Participating Company in accordance with the provisions of Section 3.


*Text Revised 04/11/86

#Text Revised 08/12/88

%Text Added 11/28/94

21. The words "PENSION ACT" shall mean the Employee Retirement Income Security Act of 1974 (ERISA) as it may be amended from time to time.

22.  The term "PENSION COMMENCEMENT DATE" shall have the same meaning as is  *
     attributed to such term under the Pension Plan.                         *

23. The term "PENSION PLAN" shall mean the BellSouth Personal Retirement Account Pension Plan.

24. The word "PLAN" shall mean this BellSouth Corporation Supplemental Executive Retirement Plan.

25. The term "PREDECESSOR PLAN" shall mean the Bell System Senior Management Non Qualified Pension Plan as such Plan existed prior to January 1, 1984.

26. The term "SHORT TERM INCENTIVE AWARD" shall mean the award made annually to an Executive pursuant to his or her company's Short Term Incentive Plan or comparable or successor plan.

27. The term "STANDARD ANNUAL INCENTIVE AWARD" shall mean an amount determined periodically for each Participant (other than an Executive) upon which an actual annual team award, or award under a comparable or successor program, is based.

28. The terms "STANDARD SHORT TERM INCENTIVE AWARD" and "STANDARD AWARD" shall mean an amount determined periodically for each Executive upon which an actual Short Term Incentive Award is based.

29.  The term "VESTING SERVICE CREDIT", except as expressly limited or       *
     otherwise provided in this Plan, shall have the same meaning as is | attributed to such term under the Pension Plan and shall be interpreted * in the same manner as that term is interpreted for purposes of the Pension Plan.

30. The use in this Plan of personal pronouns of the masculine gender is intended to include both the masculine and feminine genders.


SECTION 3.     ADMINISTRATION

 1. The Company shall be the Plan Administrator and the Plan Sponsor of the Plan as those terms are defined in the Pension Act. The Company may allocate all or any part of its responsibilities for the operation and administration of the Plan, except to the extent expressly prohibited by the Plan's terms, including allocation of all or any part of its responsibilities to Participating Companies, Participating Company Committees or Participating Company Claim Review Committees. The Company may designate in writing other persons to carry out its responsibilities under the Plan, and may employ persons to advise it with regard to such responsibilities. The Company, acting through the Committee, the Claim Review Committee, a Participating Company, a Participating Company Committee, a Participating Company Claim Review Committee or any other

*Text Added 11/28/94
     person designated by the Company, as applicable, shall have the exclusive responsibility and complete discretionary authority to interpret the terms of the Plan (including the power to construe ambiguous or uncertain terms), to control the operation and administration of the Plan and to resolve all questions in connection therewith, with all powers necessary to enable it to properly carry out such responsibilities, including without limitation the powers and responsibilities set forth in this Section 3, and its determinations shall be final, conclusive and binding on all persons.

 2. (a) The procedures for the adoption of by-laws, and rules of procedure, for the employment of a Secretary and assistants, and for the appointment of Participating Company Committees with authority with respect to claims of employees, both within the Company and the Participating Companies, shall be the same as are set forth in the Pension Plan.


     (b) The Committee and each Participating Company Committee shall have the power to determine status, coverage, eligibility for and the amount of benefits under the Plan and all questions arising in connection therewith, to grant or deny claims for benefits under the Plan with respect to employees of each Participating Company, respectively, and shall have the power to authorize disbursements according to this Plan. Adequate notice, pursuant to applicable law and prescribed Participating Company practices, shall be provided in writing to any Participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial.

3. The review and appeal procedures for Participants and beneficiaries whose claims have been denied shall be the procedures set forth in the summary plan description for Pension Plan and shall be administered and interpreted in accordance with Section 503 of the Pension Act and procedures in effect under the Pension Plan.

4. The expenses of the Committee in administering the Plan shall be borne by the Company and the expenses of each Participating Company Committee shall be borne by the related Participating Company.

5. The Company, the Committee, each Participating Company and each Participating Company Committee are each a named fiduciary as that term is used in the Pension Act with respect to the particular duties and responsibilities herein provided to be allocated to each of them.

6. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 4.     BENEFITS

1.   PARTICIPATION

All persons included in the definition of the term "Participants" are deemed participants in this Plan. In addition, each individual who has participated in this Plan but who has ceased to be included in the definition of "Participants", whether due to demotion, termination or otherwise, shall continue to be a Participant in this Plan, except for purposes of accruing additional benefits under Section 4.4, and shall be entitled to a benefit under this Plan if, at the time such individual ceased to be included in the definition of "Participants", he or she had satisfied the service requirements for a deferred vested pension under the Pension Plan. Each such individual shall receive a benefit under the terms of the Plan as in effect immediately prior to the effective date of such demotion, termination or other event, the amount of such benefit to be calculated as if the individual retired (or otherwise terminated employment) on such date, it being the Company's intent that any such demotion, termination or other event removing individuals from the definition of "Participants" shall not adversely affect entitlement to such benefits.

 2.  MANDATORY RETIREMENT AGE

Each Participant, whether or not eligible for benefits under this Plan, shall cease to be eligible for continued employment no later than the last day of the month in which such Participant attains the Mandatory Retirement Age.

 3.  ELIGIBILITY

          (a)  SERVICE BENEFIT

               An individual who is both a Participant in this Plan and who is eligible for a service pension pursuant to the terms of the Pension Plan at the time of employment termination is eligible for a service benefit pursuant to this Plan, which
               shall commence immediately following his or her retirement.     *
               Additionally, each Participant who has attained age 62 or       |
               older and whose Net Credited Service is ten years or more       |
               at the time of employment termination is eligible for a         |
               service benefit under this Plan.  For purposes of the           |
               preceding sentence, "Net Credited Service" shall include        |
               only the portion of a Participant's Net Credited Service        |
               as is attributable to service with the Company, a               |
               Participating Company, or other Affiliates.                     *

               Each Participant, other than an Executive, whose                #
               employment terminates between October 1, 1992 and               |
               December 31, 1995, inclusive, is also eligible for              |
               a service benefit under this Plan, if at the time of            |
               employment termination (A) plus (B) equals or exceeds           |
               sixty-five (65), where (A) is the Participant's attained        |
               age as of his or her most recent birthday and (B) is the        |
               number of full years of the Participant's Net Credited          |
               Service.                                                        #

          (b)  DEFERRED BENEFIT

               (i)  Except as otherwise specified in Paragraph 7 of this
                    Section 4, any individual not described in Paragraph 3(a) of this Section 4 who is a Participant in this Plan at the time of voluntary employment termination is eligible for a deferred vested pension pursuant to this Plan, provided he is eligible for a deferred vested pension pursuant to the Pension Plan.



*Text Added 05/25/90

#Text Added 10/01/92

               (ii) A Participant who leaves the service of a Participating
                    Company and who has elected to have his or her deferred vested pension payable early in reduced amounts, pursuant to the terms and conditions of the Pension Plan, shall be deemed to have elected to have his or her deferred benefit under this Plan payable early in reduced amounts under the same terms and conditions.
                    In the event of such an election, the amount of deferred benefit otherwise payable at Mandatory Retirement Age under this Plan to such person shall be reduced in accordance with the same formula set forth in the Pension Plan for the discounting of the deferred vested pension.

              (iii) The Committee or Participating Company Committee, as
                    appropriate, shall notify each Participant who leaves the employ of such Participating Company (except to take employment without a break in service with another Participating Company, Affiliate or Interchange Company) of his or her eligibility, if any, for a deferred benefit by mailing, within a reasonable time after his or her leaving, a notice to his or her last known address as shown on the Participating Company's records.

               (iv) When an eligible individual has filed a written request for a deferred vested pension pursuant to the requirements of the Pension Plan, he shall be deemed to have filed a request for the deferred benefit for which he may be eligible hereunder.

     (c)  DISABILITY PENSION

          An individual who while a Participant in this Plan has become eligible for a disability pension pursuant to the terms of the Pension Plan shall be eligible for a disability pension hereunder, calculated as follows: the amount is determined in accordance with Paragraph 4 of this Section 4 calculated to one year after date of disability (pro-rata if less than 20 years of service) with no reduction factor. Should the disability pension be discontinued pursuant to the terms of the Pension Plan, the disability pension hereunder shall be discontinued as well.

4.   BENEFIT AMOUNTS

     (a)  COMPUTATION OF BENEFIT

                    (i) (A) BENEFIT FORMULA:

                        The aggregate annual benefit of each Participant       *
                        payable as provided in the Plan shall be determined by |
                        adding the sum of two percent (2%) of Included         |
                        Earnings for each year of the Participant's Vesting | Service Credit for the first twenty years, plus one | and one-half percent (1.5%) of Included Earnings for | each year of the Participant's Vesting Service Credit |
                        for the next ten years, plus one percent (1%) of       |
                        Included Earnings for each year of the Participant's | of Vesting Service Credit for each additional year up |
                        to the month in which                                  *



*Text Revised 9/23/91
                        the Participant retires LESS (1) 100% of the retirement benefit (unreduced for survivor annuity) payable from the Pension Plan and (2) 100% of the Primary Social
                        Security benefit payable at age 65.  There is no       #
                        reduction in the amount of this benefit in connection with electing a post-retirement survivor annuity
                        under the Pension Plan.                                *

                       (B)  SPECIAL RULES


                       (1) In the case of each Participant who elects under # the terms of the Pension Plan to receive his retirement |
                       benefit under the Pension Plan in the form of a         |
                       single lump sum payment, the benefit reduction to be | applied pursuant to Section 4.4(a)(i)(A)(1) above for | the retirement benefit payable from the Pension Plan | shall be the total amount of the retirement benefit | (unreduced for survivor annuity) which would have been | payable to such individual from the Pension Plan had |
                       such election not been made.                            #

                       (2)  In the case of each Participant who is eligible    %
                       for a service pension under the Pension Plan, the       |
                       benefit reduction to be applied pursuant to Section     |
                       4.4(a)(i)(A)(1) above for the retirement benefit        |
                       payable from the Pension Plan shall be the amount of | such benefit payable at such Participant's Pension | Commencement Date and shall first be applied at such |
                       Pension Commencement Date.                              |

                       (3)  In the case of each Participant who is not         |
                       eligible for a service pension under the Pension Plan, | the benefit reduction to be applied pursuant to Section |
                       4.4(a)(i)(A)(1) above for the retirement benefit        |
                       payable from the Pension Plan shall be the amount of | the deferred vested pension payable from the Pension | Plan at age 65 and shall first be applied in the month | commencing on or next following his or her sixty-fifth |
                       birthday (regardless of the Participant's actual        |
                       Pension Commencement Date under the Pension Plan).      %

                       (4) In the case of any Executive (i) who has attained * the age of sixty-two (62) (or more) or who is deceased, |
                       (ii) who was previously employed by a Former Affiliate, |
                       (iii) who serves or has served as an officer (as such | term is used in the employment practices and policies | of the relevant company) of BellSouth Corporation or an |
                       Affiliate, and (iv) whose service with a Former         |
                       Affiliate is disregarded in determining the Executive's | Vesting Service Credit under the Pension Plan, for |
                       purposes of this Section 4.4(a), the Executive's        |
                       Vesting Service Credit shall be increased by            |

                            (x) the Executive's Vesting Service Credit with the| Former Affiliate(s) (determined under the rules of | the Pension Plan as if the Executive had been | employed by BellSouth Corporation during such | period and had no other service covered under the |
                            Pension Plan), MULTIPLIED by                       |

                            (y) a fraction, the numerator of which is the | number of whole years (not to (not to exceed ten |
                            (10) of such Executive's Net Credited Service as   |
                            an officer of BellSouth Corporation or an          |
                            Affiliate and the denominator of which is ten (10).|

#Text Revised 5/24/91
*Text Added 9/23/91
%Text Revised 11/28/94

                       Notwithstanding the foregoing, no Executive's Vesting | Service Credit, for purposes of this Section 4.4(a), | shall be increased for service with a Former Affiliate | to the extent that any such service would otherwise be | considered, directly or indirectly, in determining such | Executive's benefits under this Plan by virtue of the | terms of any other agreement, plan or arrangement. *

                       (5)  In the case of any Participant whose Vesting       %
                       Service Credit includes a period of service with an     |
                       employer with respect to which the Participant is       |
                       entitled to any retirement benefit payable from defined | benefit pension plan(s) (including qualified plans and |
                       nonqualified plans such as excess benefit and           |
                       supplemental executive retirement plans), including any | Executive whose Vesting Service Credit under this Plan |
                       is increased pursuant to Section 4.4(a)(i)(B)(4)        |
                       preceding, the benefit reduction described in Section   |
                       4.4(a)(i)(A)(1) above for the retirement benefit        |
                       payable from the Pension Plan shall include any such    |
                       retirement benefit payable by such employer.  The       |
                       determination of the benefit reduction for any such | benefit shall be made using approaches which approximate| as nearly as practicable the approaches used in making | such determinations with respect to benefits payable | under the Pension Plan, as described above in this |
                       Section 4.4(a)(i).  In the case of any Executive        |
                       whose Vesting Service Credit under this Plan is         |
                       increased pursuant to                                   %
                       paragraph (B)(4) of Section 4.4(a)(i), the benefit payable by such employer shall first be multiplied by the fraction described in that paragraph and the product thereof shall be the amount of the benefit reduction.

                    (ii)    INCLUDED EARNINGS

                    Included Earnings shall equal the 12 month average of the sum of (1) the last sixty months of base pay, plus (2) the Short Term Incentive Awards and Lump Sum Payments received during or after that sixty month period. In the calculation of benefits as of December 31, 1990 in accordance with the # BellSouth Corporation Voluntary Enhanced Early Retirement | Program, Included Earnings for a Participant other than an |
                    Executive shall include the standard MTIA amount for       |
                    which the Participant was eligible in 1990.                #

                    The amounts of base pay and other payments used to determine Included Earnings as described above include all amounts during the specified period including those amounts previously deferred pursuant to other plans.

                    If a Participant terminates employment eligible for a
                    benefit under this Plan and                                %
                    thereafter receives compensation of the types described    |
                    in clause (ii)(2) of this Section 4.4(a), his or her       |
                    benefit shall be increased to reflect the additional       |
                    Included Earnings effective as of the date such additional |
                    compensation is paid.                                      %





* Text Added 9/23/91

#Text Added 12/1/90

%Text Added 11/28/94

                    (iii) ALTERNATIVE VEER BENEFIT FORMULA                     #

                    (1) In accordance with the BellSouth Corporation Voluntary |
                    Enhanced Early Retirement Program (VEER) effective         |
                    December 1, 1990, in the case of each Participant who, on | December 31, 1990, was a regular, full-time employee, | actively at work (or on a departmental leave not exceeding | thirty days), having five or more years of service (as | such term was defined in the Pension Plan at that time), | the benefit determined under the benefit formula described | in Paragraph 4(a)(i) of this Section 4, prior to reduction | for the retirement benefit payable from the Pension Plan | and the Primary Social Security Benefit, shall be the |
                    greater of (A) and (B), where:                             #

                       (A) is such benefit calculated as of December 31, # 1990 (i) adding five years to the Participant's age | and Vesting Service Credit and (ii) if the Participant | has a term of employment of thirty or more years as of | such date (excluding the years added in (a)(i) above), | disregarding any otherwise applicable age discounts; |
                       and                                                     |

                       (B)  is such benefit calculated without giving effect   |
                       to the terms of clause (A).                             |

                    (2) For purposes of calculating a Participant's benefit | under this Plan as of December 31, 1990 under clause (A) |
                    of Paragraph 4(a)(iii)(1) above:                           |

                       (A)  the five years added under clause (A)(i) of        |
                       Paragraph (4)(a)(iii)(1) shall not be counted in        |
                       determining a Participant's eligibility for a service   |
                       benefit under Section 4.3(a) of this Plan;              |

                       (B) the five years of age added under clause (A)(i) of | Paragraph (4)(a)(iii)(1) shall be counted in applying |
                       the early retirement discount rules described in        |
                       Paragraph (4)(c) of this Section 4, with respect to | each Participant who is eligible for a service pension |
                       under the Pension Plan on December 31, 1990;            |

                       (C) if the Participant becomes eligible for a service | pension under the Pension Plan during the five year | period beginning on January 1, 1991, and retires after | becoming service pension eligible, the early retirement | discount rules described in Paragraph 4(c) of this |
                       Section 4, applicable to Participants retiring eligible | for a service benefit in 1990, shall apply (on the | basis of the Participant's age on December 31, 1990, | counting the five years of age added under clause (A) |
                       (i) of Paragraph 4(a)(iii)(1)); and                     |

                       (D)  the reduction in the benefit under Section         |
                       4(a)(i)(A) for the retirement benefit payable from the | Pension Plan shall be an amount equal to the greater of |
                       (i) 100% of the retirement benefit (unreduced for       |
                       survivor annuity) actually payable from the Pension     |
                       Plan, and (ii) 100% of the retirement benefit           |
                       (unreduced for survivor annuity) which would be         |
                       payable from the Pension Plan if the additional years   |
                       of age and service in the Pension Plan amendments       |
                       made in connection with VEER were applicable to the | alternative pension benefit formula under the Pension | Plan (described on pages 14 and 15 of the summary plan |
                       description for the Pension Plan dated June 1990)       |
                       taking into account all rules applicable to that        |
                       formula under the Pension Plan.                         |


#Text Added 12/1/90

                    (3) A Participant who is on a rotational assignment with   |
                    Bellcore on December 31, 1990, but who is otherwise        |
                    eligible to have his or her  pension calculated in         |
                    accordance with this Section shall have his or her pension | so calculated if he returns to regular, full-time, active |
                    employment immediately following such rotational           |
                    assignment.                                                #

                (b) MINIMUM BENEFIT

                    In no event shall a Participant, whose Vesting Service Credit has been five years or more, who terminates employment on or after his or her sixty-second birthday, or who is retired on a service or disability pension under the Pension Plan, receive a total annual retirement benefit from the Company of less than 15% of the employee's annual base salary plus Standard Award for Executives or Standard Annual Incentive Award for other Participants in effect on the employee's last day on the active payroll.

                (c) EARLY RETIREMENT DISCOUNT

                    The service benefit allowance, determined in accordance with the provisions of this Paragraph 4, for each Participant who is granted a service benefit for reasons other than total disability as a result of sickness or injury, shall be
                    reduced as follows:                                        *

                    The pension benefit shall be reduced by one-half percent | (0.5%) for each calendar month or part thereof by which the| employee's Pension Effective Date precedes his or her 56th | birthday, except that each employee retired with thirty |
                    (30) or more years of service shall receive a pension | benefit reduced by one-quarter percent (0.25%) for each | calendar month or part thereof by which such employee's | Pension Effective Date precedes his or her 56th birthday. * The age before which an employee's pension benefit is reduced as provided above due to early retirement shall be increased from age 56 as specified above to the age in the right column as of the date in the left column of the following schedule:



                         JANUARY 1 OF             RETIREMENT PRIOR TO AGE

                         1991                               57
                         1994                               58
                         1997                               59
                         2000                               60
                         2003                               61
                         2006                               62


                         Provided, however, that each employee who retires prior to his or her birthday during a transition year in the above table shall be deemed to have reached his or her birthday as of January 1 of such year for the purpose of calculating his or her pension discount only.


# Text Added 12/1/90

* Text Revised 5/1/89

                (d) DEFERRED BENEFIT AMOUNT

                    The benefit allowance for each Participant eligible for a deferred benefit under the provisions of Paragraph 3(b) of this Section 4 shall be calculated exclusively in accordance with the provisions specified as applicable to those receiving a benefit under Paragraph 3(a) or 3(c) of this
                    Section 4 effective as of the date such Participant leaves the service of a Participating Company other than for reasons of transfer to another Participating Company, Affiliate or an Interchange Company, or the date which is the last day of the month in which he reaches the Mandatory Retirement Age, whichever is earlier, and, in any case, as if such Participant had retired on such date and, except as provided in Section 4.4(a)(ii), no recomputation of the benefit shall be made after such date or as a result of amendments made to this Plan subsequent to such date.

                (e) AUTOMATIC SURVIVOR ANNUITY

                    In the event of the death of an active Participant who at the time of death was eligible for a deferred benefit under this Plan and who leaves a surviving spouse, such surviving spouse shall automatically receive a survivor annuity for life in the amount of 50% of the Participant's net benefit under this Plan, after offsets, which would have been payable had such Participant retired with a service benefit, regardless of his or her actual eligibility therefor, on the date of his or her death. For purposes of the automatic survivor annuity provided in this Paragraph 4(e), the early retirement discount in Paragraph 4(c) shall not apply. If
                    an Executive Participant dies                              *
                    prior to retirement, has a surviving spouse, and does not | meet the service eligibility requirements for the automatic| survivor annuity under this Plan, the death benefit as | specified under Section 5, Paragraph 1 of this Plan will be|
                    increased to include an amount equal to twice the          |
                    Participant's annual base salary at the time of death.     *

                    In the case of a pensioner or former employee, who at the time of his or her death leaves a surviving spouse, such surviving spouse shall automatically receive a survivor annuity for life in the amount of 50% of the net retirement benefit received by such Participant under this Plan, after offsets.

                (f) MINIMUM SURVIVOR BENEFIT

                    In no event shall the surviving spouse of a Participant, entitled to a minimum retirement benefit or disability allowance under the long term disability plan which applies to such Participant, receive a total benefit from the Company of less than 15% of the deceased Participant's annual base salary plus Standard Award for Executives or Standard Annual Incentive Award for other Participants in effect on the employee's last day on the active payroll.





*Text Added 04/11/86

                  (g)  SPECIAL INCREASES

                       Service and disability benefit payments, as determined * under this Paragraph 4(a) and (b) of this Section 4, of *
                       retired Participants shall be                           *
                       increased by the same percentage and pursuant to the same terms and conditions as are set forth in the Pension Plan.

5.   MONTHLY PAYMENTS

Benefits shall normally be paid in monthly disbursements or at such other periods as the Committee or a Participating Company Committee as applicable, may determine in each case. Notwithstanding the foregoing, if at the time of * employment termination, the present value of the benefit of a Participant, | whether payable as a service benefit, a deferred benefit, or a survivor's | benefit, is less than $20,000, such benefit shall be paid in the form of a |
single lump sum payment which is the actuarial equivalent of the benefit       |
otherwise payable. Present value and the amount of each lump sum payment * shall be determined using (i) an interest rate based on the Pension Benefit Guaranty Corporation interest rate for valuing a participant's vested benefit in a trusteed single employer plan applicable on the first day of the plan year in which the distribution is or would be made and (ii) mortality rates equal to the unisex rates published in the Unisex Pension Mortality Table - 1984 (UP-1984).

6.   DURATION OF PAYMENTS

Except for the reasons specified below, benefits granted under this Plan shall commence on the day following the date of retirement, either at the Mandatory Retirement Age, or at such other time as is herein provided for payment of a deferred benefit or disability benefit, and shall continue to the death of the retiree.





















*Text Added 10/01/92

7.   TREATMENT DURING SUBSEQUENT EMPLOYMENT

Where a Participant's period of service includes service in more than one Participating Company or in a company that is not a Participating Company, the last Participating Company to employ him or her immediately prior to his or her retirement or termination of employment with entitlement to a benefit hereunder shall be responsible for the full benefit under this Plan. Employment with any Participating Company, Affiliate, or with Bellcore, pursuant to a BellSouth/Bellcore Interchange Agreement, for which a Participant is an eligible employee, subsequent to retirement or termination of employment with entitlement to any type of benefits described heretofore shall result in the permanent suspension of the benefit for the period of such employment or reemployment.

SECTION 5.     DEATH BENEFITS

1.   ELIGIBILITY AND ADMINISTRATION

All Participants shall be eligible for death benefits under this Plan. Death % benefits described herein are in addition to death benefits payable under the | Pension Plan but shall be subject to the same terms and conditions of, and | administered in the same manner as, corresponding death benefit provisions of | the Pension Plan. For an Executive, the benefit equals the annual base salary | plus two times the Standard Award. The above stated amounts of base salary and% Standard Award are those amounts in effect at the earlier of retirement or death including those amounts previously deferred pursuant to other plans. For all other Participants, the benefit equals the Standard Annual Incentive Award in effect at the earlier of retirement or death. In addition, the death benefit for all Participants will include the amount of death benefit, if any, that would otherwise have been payable under the Pension Plan had there been no deferral of compensation under any plan of the Company. The benefit amount * will also include the amount of death benefit, if any, that would otherwise | have been payable under the Pension Plan had the restriction on the amount of | compensation that may be taken into account under Code Section 401(a)(17) not |
been applicable.  If a Participant is eligible for a service benefit           |
under this Plan but is not eligible for a service pension under the Pension    |
Plan, the death benefit under this Plan will include the amount of death       *
benefit that would have been payable under the Pension Plan had the Participant been eligible for a service pension thereunder.

2.   SOURCE OF PAYMENTS

All death benefits payable pursuant to this Section 5 of the Plan shall be paid from Company or Participating Company's operating expenses, or through the purchase of insurance from an Insurance Company as the Company may determine.








* Test Added 09/01/88

% Text Revised 11/28/94

SECTION 6.     GENERAL PROVISIONS

1.   EFFECTIVE DATE

This Plan is effective January 1, 1984.

2.   RIGHTS TO BENEFIT

There is no right to any benefit under this Plan except as may be provided by the Company or each Participating Company. Participants have the status of general, unsecured creditors of the Participating Company and the Plan constitutes a mere promise by the Participating Company to make benefit payments in the future. A Participant shall have only a contractual right to receive the benefits provided for hereunder if and when he complies with all of the conditions set forth herein. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind. The Plan is intended to be "unfunded" for purposes of the Pension Act and the Code.

If any payment is made to a Participant, his or her surviving spouse or other # beneficiary with respect to benefits described in this Plan from any source |
arranged by the Company or a Participating Company including, without          |
limitation, any fund, trust, insurance arrangement, bond, security device, or  |
any similar arrangement, such payment shall be deemed to be in full and        |
complete satisfaction of the obligation of the Company or Participating        |
Company under this Plan to the extent of such payment as if such payment had | been made directly by the Company or Participating Company; and (ii) if any | payment from a source described in clause (i) above shall be made, in whole or |
in part, prior to the time payment would be made under the terms of this       |
Plan, such payment shall be deemed to satisfy the obligation of the Company or | Participating Company to pay Plan benefits beginning with the benefit which | would next become payable under the Plan and continuing in the order in which | benefits are so payable, until the payment from such other source is fully | recovered. In determining the benefits satisfied by a payment described in | clause (ii), Plan benefits, as they become payable, shall be discounted to | their value as of the date such actual payment was made using an interest rate | equal to the valuation interest rate for deferred annuities as last published | by the Pension Benefit Guaranty Corporation prior to the date of such actual | payment. If the benefits which actually become payable under this Plan, after | applying the discount described in the preceding sentence, are less than the | amount of the payment described in clause (ii), any such shortfall shall not | be collected from or enforced against the Participant as a claim by the Company|
or Participating Company.                                                      #

3.   INVOLUNTARY TERMINATION

In the event that a Participant's employment is terminated involuntarily prior to his or her becoming eligible for a deferred benefit under this Plan, other than for cause, such Participant shall nevertheless be entitled to a deferred benefit hereunder, based upon the Participant's Vesting Service Credit at his or her date of termination.








# Text Added 5/25/90

4.   GOVERNING LAW

The Company intends that this Plan be an unfunded deferred compensation plan maintained primarily for a select group of management and highly compensated employees exempt from Parts 2, 3 and 4 of Title I of the Pension Act by reason of the exemptions set forth in Sections 201(a), 301(a) and 401(a) of the Pension Act and from Part 1 of the Pension Act by reason of the exemption set forth in
Section 2520.104-23 of applicable United States Department of Labor regulations. This Plan shall be interpreted and administered accordingly. This Plan shall be construed in accordance with the laws of the State of Georgia to the extent such laws are not preempted by the Pension Act.

5.   ASSIGNMENT OR ALIENATION

Benefits payable, and rights to benefits, under this Plan may not in any manner be anticipated, sold, transferred, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.

6. Nothing contained in this Plan shall be construed as conferring upon a Participant the right to continue in the employ of the Company.

7.   DETERMINATION OF ELIGIBILITY

In all questions relating to age and service for eligibility for any benefit hereunder, or relating to a Participant's period of service and rates of pay for determining benefits, any decision of the Claim Review Committee or a Participating Company Claim Review Committee, as applicable, based upon this Plan and upon the records of the Participating Company last employing such individual shall be final, conclusive and binding on all persons.

8.   OPTION DURING DISABILITY

If a Participant who has left the service of a Participating Company has elected to continue receiving disability benefits which he had been receiving prior to his or her termination and to defer receiving pension payments under the Pension Plan to which he is eligible, benefits under this Plan shall be deferred until such time as the Participant begins to receive payments under the Pension Plan.

9.   BREAK IN SERVICE

For purposes of this Plan, a break in service shall be defined and treated in the same manner as is set forth in the Pension Plan.

10.  LEAVES OF ABSENCE

For purposes of this Plan, a leave of absence shall be defined and administered in the same manner as is set forth in the Pension Plan.





*Text Deleted 6/22/92

11.  SPECIAL CLASSIFICATION

For purposes of this Plan, the determination of those causes of death not classed as due to accident shall be accomplished in the same manner as is set forth in the Pension Plan.

12.  METHOD OF PAYMENT

Payments under this Plan shall be made in the same manner as is set forth under the Pension Plan.

13.  AMOUNTS ACCRUED PRIOR TO DEATH

Benefit amounts accrued but not actually paid at the time of death of a former employee or pensioner shall be paid in accordance with the standards and procedures set forth in the Pension Plan.

14.  PAYMENTS TO OTHERS

Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Pension Plan.

15.  CLAIMS RELEASE

In case of accident resulting in the death of a Participant which entitles his or her beneficiaries or his or her annuitants to benefits under this Plan, such beneficiaries or annuitants shall, prior to the payment of any such benefits, sign a release, releasing the Company or other Participating Companies, Affiliates or Interchange Companies, as applicable, from all claims and demands which the Participant had, and his or her beneficiaries or his or her annuitant may have against them, otherwise than under this Plan, on account of such accident. If any persons, other than the beneficiaries under this Plan might legally assert claims against a Participating Company, Affiliate or Interchange Company on account of the death of the Participant, no part of the death benefit under this Plan shall be due or payable until there have also been delivered to the Committee or Participating Company Committee, the Affiliate or Interchange Company Committee, as applicable, good and sufficient releases of all claims, arising from or growing out of the death of the Participant, which such other persons might legally assert against any Participating Company, Affiliate or Interchange Company. The Committee or Participating Company Committee, as applicable, in its discretion, may require that the releases above described shall release any other company, connected with the accident, including the Company or any other Participating Company, Affiliate or Interchange Company, as applicable. This requirement of a release shall not apply in the case of survivor annuities under Section 4 of the Plan.

16.  DAMAGE CLAIMS OR SUITS

Should a claim, other than under the Plan, be presented or suit brought against the Company or any Participating Company, Affiliate or Interchange Company for damages on account of the death of a Participant, nothing shall be payable under the Plan on account of such death except as provided in Paragraph 15 of this
Section 6; provided, however, that the Committee, Participating Committee, or the Affiliate, as applicable, may, in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued, and provided further that this provision shall not preclude the payment of survivor annuities under Section 4.

17.  JUDGMENT OR SETTLEMENT

In case any judgment is recovered against any Participating Company, Affiliate or Interchange Company or any settlement is made of any claim or suit on account of the death of a Participant, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the discretion of the Company, Participating Company Committee, or Affiliate, as applicable, be distributed to such beneficiaries.

18.  PAYMENT UNDER LAW

In case any benefit, which the Committee, Participating Company Committee, or Affiliate, as applicable, shall determine to be of the same general character as a payment provided by the Plan, shall be payable under any law now in force or hereafter enacted to any Participant of a Participating Company, to his or her beneficiaries or to his or her annuitant under such law, the excess only, if any, of the amount prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service. In those cases where, because of differences in the beneficiaries, or differences in the time or methods of payment, or otherwise, whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee or Participating Company Committee, as applicable, has discretion to determine whether or not in fact any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.

19.  PLAN TERMINATION

Subject to the limitations described below, the Company retains the right to * terminate, in whole or in part, and each Participating Company retains the | right to withdraw from this Plan, at any time, for any reason, with or without | notice. The Company will continue to make payments, in accordance with the | terms and conditions of the Plan, to all Participants who were either retired | or terminated prior to Plan termination, and will also continue to recognize | its obligation to the surviving spouse of the aforementioned individuals. | Additionally, Participants who have satisfied the service requirements for a | deferred vested pension under the Pension Plan on the date of Plan termination | shall receive benefits under the terms of the Plan as in effect immediately | prior to its termination, the amount of such benefit to be calculated as if the| Participant retired (or otherwise terminated employment) on the termination | date of the Plan, it being the Company's intent that termination of the Plan | shall not adversely affect any entitlement to such benefits and any amendment, | modification or termination of this Plan inconsistent with this expression of |
intent shall be null and void.                                                 *

SECTION 7.     INTERCHANGE OF BENEFIT OBLIGATION

The same transfer of service credit provisions contained in interchange agreements presently in existence under the Pension Plan, or as they may be amended from time to time, between the Company, on behalf of all Participating Companies, with any Interchange Company shall apply to the transfer of service credit for purposes of this Plan.


* Text Added 08/12/88

SECTION 8.     PLAN MODIFICATION

The Company may in its sole discretion from time to time make any changes in the Plan as it deems appropriate, provided, however, such modifications shall not * result in a reduction of benefits to either: (i) those participants or their | surviving spouses already receiving benefits under this Plan, or (ii) those |
participants who have satisfied the service requirements for a                 *
deferred vested pension under the Pension Plan. Specifically, no Plan modification shall have the effect of reducing a Participant's benefits under the Plan to which he or she would be entitled under the terms of the Plan as in effect in immediately prior to its modification, the amount of such benefit to be calculated as if the Participant retired (or otherwise terminated employment) on the date the Plan was modified, it being the Company's intent * that any modification of the Plan shall not adversely affect any entitlement to| such benefits and any amendment, modification or termination of this Plan |
inconsistent with this expression of intent shall be null and void.            *

In addition, the Company may authorize the execution of agreements providing retirement benefits subject generally to the terms and conditions of the Plan and benefits under such agreements shall be deemed provided hereunder.


* Text Added 08/12/88